EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
sean.mchugh@carters.com

Carter’s, Inc. Announces Timing of its Release of Plan to Return to Growth, Capital Allocation Strategy Revision, and Declaration of $0.25 Quarterly Dividend

ATLANTA – May 20, 2025 – Carter’s, Inc. (NYSE: CRI) today announced an update to the Company’s return of capital strategy in conjunction with its ongoing strategy development.
Doug Palladini, Chief Executive Officer & President of Carter’s, commented: “I could not have asked to join a more talented, creative and passionate team here at Carter’s. Since my start in early April, I have been working with the Board and management team on the development of a new strategic plan, and I believe we have meaningful opportunities to return Carter’s to consistent, profitable growth in the years ahead.
“I recently presented to the Board my preliminary thoughts on actions that can be taken to return Carter’s to growth. As we continue to develop our strategic plan, it is my current intention to be able to present that plan to the investment community on our second quarter earnings call later this summer. I am excited about what is ahead for Carter’s and the prospects of driving significant value creation for our shareholders.
“Our current cash position and liquidity are strong and are forecasted to remain so. However, as we anticipate making strategic investments in our business in the coming years, our current dividend is misaligned with our current level of profitability, especially against the backdrop of a challenging market environment and the possibility the Company may incur significantly higher product costs as the result of the new proposed tariffs on products imported into the United States.
“In light of these factors, our Board of Directors declared a dividend of $0.25 per share payable on June 20, 2025, to shareholders of record as of June 2, 2025. As the Company progresses in its goal of returning to growth, the Company will continue to evaluate its capital allocation priorities, including the amount and timing of returning capital to shareholders.”

Future declarations of quarterly dividends will be at the discretion of the Company’s Board of Directors based on a number of factors, including business conditions, the Company’s future financial performance, investment priorities, and other considerations.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, among the more recognized and trusted brands in the marketplace. These brands are sold through over 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of young children’s apparel to the largest retailers in North America. Its brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. The Company also owns Little Planet, a brand focused on organic fabrics and sustainable materials, and Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward-Looking Statements
Statements in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident,” “forecast” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those disclosed in Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 and Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: our ability to deliver a strategic plan, and the details of that plan, within the time-frame previously disclosed; changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; increased competition in the marketplace; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.